UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 1, 2026
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of principal executive offices and Zip Code)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On April 1, 2026, ServiceNow, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (“Agent”).

The Credit Agreement provides for a $3 billion unsecured revolving credit facility (the “Facility”) that matures on April 1, 2031. The proceeds of the Facility may be used for working capital and other general corporate purposes of the Company and its subsidiaries. The Company may, subject to certain customary conditions, on one or more occasions increase commitments under the Facility in an amount not to exceed $2 billion (collectively, the “Incremental Facility”) and may extend the maturity date of the Facility no more than one time in any twelve consecutive month period, provided the maturity date may not be extended by more than five years after the applicable extension date. Each Lender will have discretion to determine whether it will participate in the Incremental Facility or in any such extension of the Facility maturity date.

Borrowings under the Facility will accrue interest at rates equal, at the Company’s election, to (i) in the case of U.S. dollar borrowings, either (x) the alternate base rate or (y) the term Secured Overnight Finance Rate plus an applicable margin based on the Company's credit ratings in effect from time to time and (ii) in the case of foreign currency borrowings, the interest benchmark for the relevant currency specified in the Credit Agreement plus a margin based on the Company's credit ratings in effect from time to time. The Company will also pay to the lenders under the Credit Agreement certain customary fees.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants and events of default.

At this time, the Company has not borrowed any funds under the Facility. The Company may borrow amounts under the Facility from time to time as opportunities and needs arise.

The Agent, the Lenders, and their respective affiliates may have various relationships with the Company and its affiliates in the ordinary course of business involving the provision of financial services, including cash management, commercial banking, investment banking or other services.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Commercial Paper Program

On April 1, 2026, the Company established a commercial paper program (the “Program”) pursuant to which it may issue short-term, unsecured commercial paper notes (the “Notes”) under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $3 billion, unless such amount is increased in accordance with the terms of each Dealer Agreement (as defined herein). Net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.

The Notes will be sold under customary market terms in the U.S. commercial paper market at a discount from par or at par and bear interest at rates determined at the time of issuance. The maturities of the Notes may vary, but shall not exceed 397 days from the date of issuance. As of the date of this Current Report on Form 8-K, the Company has not issued any Notes.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer,” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement,” and collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program.

The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The form of Dealer Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which such Dealers have received or will receive customary fees and expenses.

The Notes have not been, and will not be, registered under the Securities Act or any state securities laws, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Credit Agreement, dated as of April 1, 2026, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent
	10.2	Form of Commercial Paper Dealer Agreement between the Company, as issuer, and the applicable Dealer party thereto
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Hossein Nowbar
Hossein Nowbar President and Chief Legal Officer

Date: April 1, 2026